UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 21, 2006
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE	75206 (Zip code)
DALLAS, TEXAS
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 22, 2006, National Energy Group, Inc. (“NEGI” or the “Company”) issued a press release announcing, among other things, that on November 21, 2006 it consummated its previously disclosed agreement dated October 25, 2006 with NEG Oil & Gas LLC (“NEG Oil & Gas”), NEG, Inc. and American Real Estate Holdings Limited Partnership pursuant to which NEG Oil & Gas purchased the Company’s membership interest in NEG Holding LLC (“Holding LLC”) for cash under the purchase option set forth in Section 5.4 of Holding LLC’s Operating Agreement dated as of May 1, 2001. Such press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
     In accordance with the applicable rules under the Securities Exchange Act of 1934, as amended, NEGI intends to file a Current Report on Form 8-K not later than November 28, 2006 in order to provide the required disclosures in connection with the transactions described in such press release, including proforma financial information for the year ended December 31, 2005 and the nine months ended September 30, 2006 that gives effect to the same.
Forward Looking Statements
     This Current Report of Form 8-K and the press release filed herewith may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT
NUMBER		DESCRIPTION
99.1	—	NEGI Press Release dated November 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: November 22, 2006	By:	/s/ Bob G. Alexander

	Name:	Bob G. Alexander
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	NEGI Press Release dated November 22, 2006